Exhibit 10.6

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 18, 2019, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”) and (b) (i) INTERPACE DIAGNOSTICS GROUP, INC., a Delaware corporation (“IDG”), (ii) INTERPACE DIAGNOSTICS CORPORATION, a Delaware corporation (“IDC”), and (iii) INTERPACE DIAGNOSTICS, LLC, a Delaware limited liability company (“IDLLC”) (IDG, IDC and IDLLC are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 13, 2018, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of November 13, 2018, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following new Section 2.2.1, appearing immediately after Section 2.2 thereof:

“ 2.2.1 Letter of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued the Landlord Letter of Credit for Borrower’s account. The aggregate Dollar Equivalent amount utilized for the issuance of the Landlord Letter of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate Dollar Equivalent of the face amount of the Landlord Letter of Credit (including any drawn but unreimbursed portion of the Landlord Letter of Credit) may not exceed the lesser of (i) Two Hundred Fifty Thousand Dollars ($250,000.00) and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances, minus (C) the outstanding principal balance of all Term Loan Advances.

(b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), the Landlord Letter of Credit is outstanding, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least one hundred five percent (105.0%) of the aggregate Dollar Equivalent of the face amount of the Landlord Letter of Credit plus all interest, fees and costs due or estimated by Bank to become due in connection therwith, to secure all of the Obligations relating to the Landlord Letter of Credit. The Landlord Letter of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Landlord Letter of Credit as Bank may reasonably request. Borrower further agrees to be bound by Bank’s interpretations of the Landlord Letter of Credit, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Landlord Letter of Credit or any modifications, amendments, or supplements thereto.

(c) The obligation of Borrower to immediately reimburse Bank for drawings made under the Landlord Letter of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Landlord Letter of Credit, and the Letter of Credit Application.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.4 thereof:

“If, at any time, the sum of (a) the outstanding principal amount of any Advances, plus (b) the outstanding principal balance of all Term Loan Advances, exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”).”

and inserting in lieu thereof the following:

“If, at any time, the sum of (a) the outstanding principal amount of any Advances, plus (b) the face amount of the Landlord Letter of Credit (including any drawn but unreimbursed portion of the Landlord Letter of Credit), plus (c) the outstanding principal balance of all Term Loan Advances, exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”).”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.6(d) thereof:

“The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the outstanding principal balance of all Term Loan Advances, in each case tested as of the last day of the applicable calendar month;”

and inserting in lieu thereof the following:

“The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding, plus the amount of the Landlord Letter of Credit (including any drawn but unreimbursed portion of the Landlord Letter of Credit), plus the outstanding principal balance of all Term Loan Advances, in each case tested as of the last day of the applicable calendar month;”

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4	The Loan Agreement shall be amended by (i) renumbering subsection (g) of Section 2.6 as subsection (h) and (ii) inserting the following new text, to appear as subsection (g) of Section 2.6:

“ (g) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of the Landlord Letter of Credit upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank; and”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.4(a) thereof:

“Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance.”

and inserting in lieu thereof the following:

“Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than under Section 2.2.1), Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.3(b) thereof:

“Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the next Compliance Certificate provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the sum of (A) total outstanding Advances, plus (B) the outstanding principal balance of all Term Loan Advances, will not exceed the lesser of the Revolving Line or the Borrowing Base.”

and inserting in lieu thereof the following:

“Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the next Compliance Certificate provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the sum of (A) total outstanding Advances, plus (B) the face amount of the Landlord Letter of Credit (including any drawn but unreimbursed portion of the Landlord Letter of Credit), plus (C) the outstanding principal balance of all Term Loan Advances, will not exceed the lesser of the Revolving Line or the Borrowing Base.”

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7	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“ “Landlord Letter of Credit” is that certain Letter of Credit no. SVBSF013762, issued by Bank in favor of Saddle Lane Realty, LLC.”

“ “Letter of Credit Application” is defined in Section 2.2.1(b).”

8	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances, minus (c) the outstanding principal balance of all Term Loan Advances.”

“ “Credit Extension” is any Advance, any Term Loan Advance, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.”

and inserting in lieu thereof the following:

“ “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances, minus (c) the Dollar Equivalent amount of the Landlord Letter of Credit (including any drawn but unreimbursed portion of the Landlord Letters of Credit), minus (d) the outstanding principal balance of all Term Loan Advances.”

“ “Credit Extension” is any Advance, any Term Loan Advance, the Landlord Letter of Credit, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement, including, without limitation, the Landlord Letter of Credit.”

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATES.

(a) IDG hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 13, 2018 delivered by IDG to Bank, and acknowledges, confirms and agrees that the disclosures and information IDG provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

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(b) IDC hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 13, 2018 delivered by IDC to Bank, and acknowledges, confirms and agrees that the disclosures and information IDC provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(c) IDLLC hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 13, 2018 delivered by IDLLC to Bank, and acknowledges, confirms and agrees that the disclosures and information IDLLC provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

INTERPACE DIAGNOSTICS GROUP, INC.		SILICON VALLEY BANK

By:	/s/ Jack E. Stover	By:	/s/ Michael McMahon
Name:	Jack E. Stover	Name:	Michael McMahon
Title:	President & CEO	Title:	Director

INTERPACE DIAGNOSTICS CORPORATION

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & CEO

INTERPACE DIAGNOSTICS, LLC

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & CEO